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                       Ballard Spahr Andrews & Ingersoll
                                  Suite 1900
                           300 East Lombard Street
                        Baltimore, Maryland 21202-3268
                                (410) 528-5600

                           FAX (410) 528-5650-5651



                                April 4, 1997


Meridian Industrial Trust, Inc.
455 Market Street, 17th Floor
San Francisco, California 94105

       Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have served as Maryland counsel to Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 1,000,000 shares (the "Shares") of Common Stock, $.001 par value per share, of the company, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1.        The Registration Statement and the related form of
prospectus  included  therein  in  the  form  in  which  it   was
transmitted to the Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Second Amended and Restated Bylaws of the Company, certified as of a recent date by its Secretary;

     4.        Resolutions adopted by the Board of Directors of the
Company  (the  "Board")  relating  to  the  sale,  issuance   and
registration of the Shares, certified as of a recent date by the Secretary of the Company (the "Resolutions");
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Meridian Industrial Trust, Inc.
April 4, 1997
Page 2

     5. The form of certificate representing a share of Common Stock, certified as of a recent date by the Secretary of the Company;

     6. A certified of the SDAT as to the good standing of the Company, dated April 4, 1997;

     7.        The  Company's Amended and Restated Employee  and
Director Incentive Stock Plan, certified as of a recent date by the Secretary of the Company;

     8. A certified executed by Robert A. Dobbin, Secretary of the Company, dated April 4, 1997; and

     9.        Such other documents and matters as we have deemed
necessary or appropriate to express the opinion set forth in this
letter,    subject   to   the   assumptions,   limitations    and
qualifications stated herein.

      In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following.

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

     5. The outstanding shares of stock of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Charter. The Shares will not be
transferred  in  violation  of  any  restriction  or   limitation
contained in the Charter.

           The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

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Meridian Industrial Trust, Inc.
April 4, 1997
Page 3

      Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon the due execution, countersignature and delivery of certificates representing the Shares and assuming that the sum of (a) all shares of Common Stock issued as of the date hereof,
(b) any shares of Common stock issued between the date hereof and the date on which any of the Shares are actually issued (not including any of the Shares), and (c) the Shares will not exceed the total number of shares of Common Stock that the Company is authorized to issue, the Shares have been duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions, the Shares will be duly and validly issued, fully paid and nonassessable.

           The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to the compliance with the securities (or "blue sky") laws of the State of Maryland.

           We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

           This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                        Very truly yours,


                                        Ballard Spahr Andrews & Ingersoll